EXHIBIT 10.12

THIS   CO-OPERATIVE   RESEARCH  AND   DEVELOPMENT   AGREEMENT   ON   RECOMBINANT
THROMBOPOIETIN was made between


                   Shenzhen Kelong Chuang Jiang Shiye Co. Ltd.
                          Hereinafter called (Party A)

                     Nanjing Huaxin Bio-pharmaceutical Ltd.
                          Hereinafter called (Party B)



After both parties (Party A and Party B) agreed to cooperate in development of rhTPO, the following terms are set forth below:

1. Party A and Party B are investing in development of rhTPO. Party A is responsible for the whole process of application for the new drugs and technologies. Party B will assist them.

2. Party A and Party B will apply for the rhTPO patent issue and both have the patent right and it will be jointly owned by Party A and Part B.

3.   Party  A  and  Party  B  will  apply  for  the  rhTPO   Production   Permit
     individually, and will keep this Production Permit on their own.

4. Party A and Party B have their own right in regard to (transfer, sale, lease etc) of the rhTPO Production Permit.

5. Under no circumstances does either Party prohibit the other Party to exercise their right in regard to transfer, sale, lease etc., the rhTPO Production Permit, which is based on their jointly owned patent, neither Party has the right to request the other Party to fulfill the obligations not listed under this Agreement.

6. Party B agreed to pay Party A RMB4,500,000 as a partial of initial development fee. Party B will pay RMB4 million to Party A. After Party A receives the approval certificate for the clinical trial from the State Drug Administration, Party B will pay the remaining RMB500,000 to Party A as partial of the clinical trial expenses. As this money is for the research and development, after signing this Agreement, Party B, under no circumstances, cannot request the whole or partial refund of the said fee from Party A.

7. For any third party, if they receive the right of using the rhTPO from either Party A or Party B, the terms and agreement on using the right are set only with the Party who issues this right. The other Party will not lose their own right as both Parties own their right individually.

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8.   Party A and Party B mutually  agree and resolve  some of the terms that are not listed on this Agreement.

9. There are four copies of this Agreement. Each Party keeps two copies and each copy has equal legal validity.

10. This Agreement, upon signed and executed by both Parties (A and B), is effective immediately.



Date:  August 15, 1999



Party A:  Shenzhen Kelong Chuang Jiang Shiye Co. Ltd.




______________________________
Authorized signatory





Party B:  Nanjing Huaxin Bio-pharmaceutical Ltd.



_____________________________
Authorized signatory